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                                                                 Exhibit (j)(2)


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Post-Effective Amendment No. 30 to Registration Statement No. 33-51294 of Van Kampen Series Fund, Inc. on Form N-1A of our report dated August 11, 2000, appearing in the Annual Report to Shareholders for the year ended June 30, 2000 for the Van Kampen American Value Fund, Van Kampen Asian Growth Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen European Equity Fund, Van Kampen Focus Equity Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Equity Fund, Van Kampen International Magnum Fund, Van Kampen Latin American Fund, Van Kampen Mid Cap Growth Fund, Van Kampen Tax Managed Global Franchise Fund, Van Kampen Value Fund, and Van Kampen Worldwide High Income Fund, and to the reference to us under the headings "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte and Touche LLP

Chicago, Illinois
October 23, 2000